Exhibit 99.B(d)(48)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009 and March 24, 2011

SEI Institutional Investments Trust

High Yield Bond Fund

Core Fixed Income Fund

Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation		J.P. Morgan Investment Management Inc.

By:	/s/ Eric J. Hoerdemann	By:	/s/ Scott Moritz

Name:	Eric J. Hoerdemann	Name:	Scott Moritz

Title:	Vice President	Title:	Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009 and March 24, 2011

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

High Yield Bond Fund	X.XX%
Core Fixed Income Fund	X.XX%
Small Cap Fund	X.XX%

Agreed and Accepted:

SEI Investments Management Corporation		J.P. Morgan Investment Management Inc.

By:	/s/ Eric J. Hoerdemann	By:	/s/ Scott Moritz

Name:	Eric J. Hoerdemann	Name:	Scott Moritz

Title:	Vice President	Title:	Vice President